Exhibit 5.1

FORM OF OPINION

                         , 2013

EP Energy Corporation

1001 Louisiana Street

Houston, Texas 77002

Re:                             EP Energy Corporation

Registration Statement on Form S-1

(File No. 333-190979)

Ladies and Gentlemen:

We have acted as special counsel to EP Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-190979) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to an underwritten public offering by the Company of up to                               shares (including up to                               shares subject to the Underwriters’ (as defined below) overallotment option) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”) (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) promulgated under the Act, the “Shares”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when (x) the certificate of incorporation of the Company has been amended and restated to be substantially in the form of the form thereof filed as an exhibit to the Registration Statement, (y) the Underwriting Agreement has been duly

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executed and delivered and (z) the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.            We express no opinion as to the laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware.

B.            This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.